Exhibit 99.1

METHODE ELECTRONICS, INC. REPORTS
FISCAL 2019 FULL-YEAR SALES OF OVER $1 BILLION

Fourth-Quarter and Full-Year Effective Tax Rate Negatively Impacted By Lower Investment Tax Credits Year Over Year

Chicago, IL-June 20, 2019 - Methode Electronics, Inc. (NYSE: MEI), a global developer of custom-engineered and application-specific products and solutions, announced financial results for the fourth quarter and fiscal year of Fiscal 2019 ended April 27, 2019.

Fourth Quarter Fiscal 2019
Methode's fourth-quarter Fiscal 2019 net sales increased $17.0 million, or 6.8 percent, to $266.0 million from $249.0 million in the same quarter of Fiscal 2018. Year over year, currency rate fluctuations decreased net sales $8.8 million.

GAAP net income decreased $14.2 million to $22.6 million, or $0.60 per share, in the fourth quarter of Fiscal 2019 from $36.8 million, or $0.98 per share, in the same period of Fiscal 2018.

Fiscal 2019 fourth-quarter tax expense was $7.5 million compared to a tax benefit of $6.0 million in the Fiscal 2018 fourth quarter, negatively impacting Fiscal 2019 fourth-quarter net income by $13.5 million year over year, or $0.36 per share, and was due mainly to the combined impact from a decrease in investment tax credits year over year of $8.9 million and a tax benefit of $3.1 million in the Fiscal 2018 period related to the enactment of the Tax Cuts and Jobs Act (“U.S. Tax Reform”).

Adjusted net income, a non-GAAP financial measure, decreased to $23.5 million, or $0.62 per share, in the fourth quarter of Fiscal 2019 from $33.7 million, or $0.90 per share, in the same period of Fiscal 2018. Adjusted net income excludes expenses for initiatives to reduce overall costs and improve operational profitability and the transition tax and the impact of revaluing deferred taxes due to the change in the federal tax rate from U.S. Tax Reform in the applicable periods.

Year over year, Fiscal 2019 fourth-quarter GAAP net income was negatively affected by:

•	higher income tax expense of $13.5 million, of which $8.9 million was due to lower net investment tax credits and $3.1 million was due to the impact of U.S. Tax Reform;

•	the effect on Automotive segment sales of reduced passenger car demand and production globally;

•	increased intangible asset amortization expense related to the Grakon acquisition of $3.1 million;

•	higher net interest expense of $2.7 million;

•	higher stock award amortization expense of $2.0 million;

•	expenses for initiatives to reduce overall costs and improve operational profitability of $1.0 million;

•	lower international government grants of $0.8 million; and

•	the unfavorable impact of the weakening euro and Chinese renminbi compared to the U.S. dollar.

Year over year, Fiscal 2019 fourth-quarter GAAP net income benefitted from:

Methode Electronics, Inc. Reports Fiscal 2019 Fourth-Quarter Financial Results

•	sales from Grakon of $51.8 million;

•	decreased bonus expense of $3.2 million;

•	lower legal expense of $1.6 million; and

•	the favorable impact of the weakening Mexican peso compared to the U.S. dollar.

Consolidated gross margins as a percentage of sales increased to 26.5 percent for the Fiscal 2019 fourth quarter compared to 24.9 percent in the same period last year, favorably impacted by sales mix in the Industrial segment and the weakening Mexican peso compared to the U.S. dollar, partially offset by lower sales volumes and unfavorable sales mix in the Automotive and Interface segments and expenses for initiatives to reduce overall costs and improve operational profitability.

Adjusted gross margins as a percentage of sales, a non-GAAP financial measure, increased to 27.0 percent in the Fiscal 2019 fourth quarter from 24.9 percent in the same period of Fiscal 2018 and exclude expenses for initiatives to reduce overall costs and improve operational profitability in the applicable periods.

Selling and administrative expenses as a percentage of sales decreased to 12.3 percent for the Fiscal 2019 fourth quarter compared to 13.0 percent in the same period last year attributable to lower bonus and legal expenses, partially offset by selling and administrative expenses attributable to Grakon, higher stock award amortization expense, and expenses for initiatives to reduce overall costs and improve operational profitability.

Adjusted selling and administrative expenses as a percentage of sales, a non-GAAP financial measure, decreased to 11.5 percent in the Fiscal 2019 fourth quarter from 13.0 percent in the Fiscal 2018 fourth quarter and exclude acquisition-related costs and expenses for initiatives to reduce overall costs and improve operational profitability in the applicable periods.

Year over year, intangible asset amortization expense in the fourth quarter of Fiscal 2019 increased $3.1 million, or 163.2 percent, to $5.0 million, due to amortization expense related to the Grakon acquisition.

In the Fiscal 2019 fourth quarter, income tax expense increased $13.5 million to an expense of $7.5 million compared to a benefit of $6.0 million in the Fiscal 2018 fourth quarter primarily due to a decrease in investment tax credits and the absence of the income tax benefit with respect to U.S. Tax Reform that was recorded in the fourth quarter of Fiscal 2018. The Company’s effective tax rate increased to an expense of 24.9 percent in the Fiscal 2019 period from a benefit of 19.5 percent in the previous fourth quarter.

EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization of Intangibles), a non-GAAP financial measure, in the Fiscal 2019 fourth quarter was $46.1 million compared to $39.5 million in the Fiscal 2018 period.

Adjusted EBITDA, a non-GAAP financial measure, excludes expenses for initiatives to reduce overall costs and improve operational profitability and acquisition-related costs, improved to $47.2 million in the Fiscal 2019 fourth quarter from $39.5 million in the Fiscal 2018 period.

Segment Comparisons (GAAP Reported)
Comparing the Automotive segment's Fiscal 2019 fourth quarter to the same period of Fiscal 2018,

•	Net sales decreased 7.8 percent, or $15.7 million, attributable to:

Methode Electronics, Inc. Reports Fiscal 2019 Fourth-Quarter Financial Results

•
a 33.9 percent sales decline in Asia due to decreased hidden switch product and transmission lead-frame assembly volumes as the result of lower passenger car demand and production and pricing reductions; and

•
a 17.4 percent sales decrease in Europe mainly as a result of lower hidden switch volume due to overall lower passenger car demand and production and an unfavorable currency impact, partially offset by improved sensor products volume; partially offset by

•
a 2.0 percent sales increase in North America attributable to automotive sales from Grakon of $13.2 million, partially offset by an unfavorable sales mix of center console products and a combination of pricing reductions and reduced volume of transmission lead-frame assembly product due to lower passenger car demand and production.

•
Gross margins as a percentage of sales declined to 24.1 percent from 25.6 percent mainly due to lower sales volume as the result of an overall reduction in passenger car demand and production globally, unfavorable sales mix, pricing reductions, and expenses for initiatives to reduce overall costs and improve operational profitability.

•
Income from operations decreased $8.6 million, or 22.5 percent, resulting from lower gross profit and expenses for initiatives to reduce overall costs and improve operational profitability and higher stock award amortization expense, partially offset by income from Grakon.

Comparing the Industrial segment's Fiscal 2019 fourth quarter to the same period of Fiscal 2018,

•	Net sales increased 124.8 percent, or $37.2 million, attributable to:

•	a 317.6 percent sales improvement in North America as the result of sales from Grakon of $36.1 million, partially offset by lower busbar product volume; and

•
a 34.3 percent sales increase in Europe due to sales from Grakon of $2.0 million, as well as improved busbar and radio remote control product volumes, partially offset by decreased bypass switch volume; partially offset by

•	an 8.2 percent sales decrease in Asia attributable to lower busbar product volume partially offset by sales from Grakon of $0.5 million.

•	Gross margins as a percentage of sales increased to 36.0 percent from 29.5 percent due to higher sales and a favorable sales mix.

•	Income from operations improved to $16.3 million compared to $4.7 million resulting from higher gross profit.

Comparing the Interface segment's Fiscal 2019 fourth quarter to the same period of Fiscal 2018,

•	Net sales decreased 24.3 percent, or $4.4 million, attributable to the delayed launch of a major appliance program and lower legacy data solution product volume.

•	Gross margins as a percentage of sales declined to 8.8 percent from 17.7 percent due to lower sales volumes.

•	Income from operations decreased $1.5 million to a loss of $0.5 million due to lower sales volumes.

Comparing the Medical segment's Fiscal 2019 fourth quarter to the same period of Fiscal 2018,

•	Net sales increased to $0.4 million from $0.1 million.

Fiscal 2019
Methode's Fiscal 2019 net sales increased $92.0 million, or 10.1 percent, to $1,000.3 million from $908.3 million in Fiscal 2018. Year over year, currency rate fluctuations decreased net sales by $9.9 million.

GAAP net income increased $34.4 million to $91.6 million, or $2.43 per share, in Fiscal 2019 from $57.2 million, or $1.52 per share, in the same period of Fiscal 2018.

Methode Electronics, Inc. Reports Fiscal 2019 Fourth-Quarter Financial Results

Fiscal 2019 tax expense was $12.0 million compared to $66.6 million in Fiscal 2018, mainly the result of lower tax expense of $58.5 million related to U.S. Tax Reform, partially offset by lower investment tax credits of $7.8 million year over year, benefiting Fiscal 2019 net income by $50.7 million, or $1.35 per share.

Adjusted net income, a non-GAAP financial measure, slightly decreased to $111.5 million, or $2.96 per share, in Fiscal 2019 compared to $111.6 million, or $2.97 per share, in Fiscal 2018. Adjusted net income excludes expenses for initiatives to reduce overall costs and improve operational profitability, acquisition-related costs (including purchase accounting adjustments), long-term incentive plan accrual adjustments and the transition tax and the impact of revaluing deferred taxes due to the change in the federal tax rate from U.S. Tax Reform in the applicable periods.

Year over year, Fiscal 2019 GAAP net income benefitted from:

•	lower income tax expense of $54.6 million, of which $58.5 million is due to lower tax expense related to U.S. Tax Reform partially offset by lower investment tax credits of $7.8 million;

•	sales from acquisitions of $163 million;

•	lower legal expense of $5.1 million;

•	lower net foreign exchange losses of $1.1 million; and

•	the favorable impact of the weakening Mexican peso compared to the U.S. dollar.

Year over year, Fiscal 2019 GAAP net income was negatively affected by:

•	the effect on Automotive segment sales of reduced passenger car demand and production globally;

•	increased intangible asset amortization expense related to the Pacific Insight, Procoplast and Grakon acquisitions of $10.5 million;

•	higher stock award amortization expense of $10.0 million;

•	increased acquisition-related costs ($3.8 million) and increased acquisition-related purchase accounting adjustments related to inventory ($4.8 million) totaling $8.6 million;

•	expenses for initiatives to reduce overall costs and improve operational profitability of $6.9 million;

•	net tariff expense on imported Chinese goods of $2.3 million;

•	the absence of a gain in the Fiscal 2018 period related to the sale of exclusive rights for a licensing agreement of $1.6 million;

•	lower international government grants of $1.5 million; and

•	unfavorable impact of the weaker euro and Chinese renminbi.

Consolidated gross margins as a percentage of sales increased to 26.6 percent in Fiscal 2019 from 26.4 percent in Fiscal 2018, favorably impacted by sales mix in the Industrial segment and the weakening Mexican peso compared to the U.S. dollar, partially offset by currency translation expense, unfavorable sales mix and lower volumes in the Automotive (excluding acquisitions) and Interface segments, acquisition-related purchase accounting adjustments, expenses for initiatives to reduce overall costs and improve operational profitability, and net tariff expense.

Adjusted gross margins as a percentage of sales, a non-GAAP financial measure, increased to 27.5 percent in Fiscal 2019 from 26.5 percent in Fiscal 2018 and exclude expenses for initiatives to reduce overall costs and improve operational profitability and acquisition-related purchase accounting adjustments in the applicable periods.

Selling and administrative expenses as a percentage of sales increased to 14.3 percent for Fiscal 2019 compared to 12.7 percent in Fiscal 2018 due to selling and administrative expenses attributable to the Pacific Insight, Procoplast and Grakon acquisitions, higher stock award amortization expense, increased

Methode Electronics, Inc. Reports Fiscal 2019 Fourth-Quarter Financial Results

acquisition-related costs and expenses for initiatives to reduce overall costs and improve operational profitability, partially offset by lower legal expense.

Adjusted selling and administrative expenses as a percentage of sales, a non-GAAP financial measure, decreased to 12.3 percent in Fiscal 2019 compared to 12.7 percent in Fiscal 2018 and exclude acquisition-related costs, expenses for initiatives to reduce overall costs and improve operational profitability and long-term incentive plan accrual adjustments in the applicable periods.

Year over year, intangible asset amortization expense in Fiscal 2019 increased $10.5 million, or 187.5 percent, to $16.1 million, due to the Pacific Insight, Procoplast and Grakon acquisitions.

In Fiscal 2019, income tax expense decreased $54.6 million to $12.0 million compared to $66.6 million in Fiscal 2018 primarily due to the transition tax and the impact of revaluing deferred taxes due to the change in the federal tax rate from U.S. Tax Reform in the applicable periods. In addition, the Company recognized a lower tax benefit from investment tax credits of $7.8 million. The Company’s effective tax rate decreased to 11.6 percent in Fiscal 2019 from 53.8 percent in Fiscal 2018.

EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization of Intangibles), a non-GAAP financial measure, was $155.2 million in Fiscal 2019 compared to $152.8 million in Fiscal 2018.

Adjusted EBITDA, a non-GAAP financial measure, excludes expenses for initiatives to reduce overall costs and improve operational profitability, acquisition-related costs (including purchase accounting adjustments) and long-term incentive plan accrual adjustments from EBITDA, improved to $184.9 million in Fiscal 2019 from $153.6 million in Fiscal 2018.

Segment Comparisons (GAAP Reported)
Comparing the Automotive segment's Fiscal 2019 to Fiscal 2018,

•	Net sales increased 0.8 percent, or $6.0 million, attributable to:

•
a 10.4 percent sales improvement in North America due to higher sales from Pacific Insight of $33.5 million from an additional five months of revenue, seven and a half months of sales from Grakon of $32.5 million, as well as new program launches, partially offset by lower integrated center consoles sales due to sales mix and pricing reductions, as well as reduced transmission lead-frame assembly sales as the result of pricing reductions and lower volumes due to reduced passenger car demand and production; partially offset by

•
a 20.2 percent sales decrease in Asia mainly attributable to reduced transmission lead-frame assembly, hidden switch and linear position sensor volumes due to reduced passenger car demand and production, as well as lower steering angle sensor product volume, which is approaching end of life, and an unfavorable currency impact; and

•
an 8.3 percent sales decline in Europe mainly as a result of lower hidden switch product volume due to reduced passenger car production attributable to European emission testing standards and overall lower passenger car demand and production, as well as the exclusion of pre-production tooling sales due to newly adopted accounting guidelines regarding revenue recognition under ASC 606 and an unfavorable currency impact, partially offset by higher sales from Procoplast of $6.7 million from an additional three months of revenue and improved sensor products volume.

•
Gross margins as a percentage of sales decreased to 25.6 percent from 27.7 percent due to unfavorable sales mix in Asia and North America, lower sales volumes in Asia, pricing reductions, expenses for initiatives to reduce overall costs and improve operational profitability and net tariff expense.

Methode Electronics, Inc. Reports Fiscal 2019 Fourth-Quarter Financial Results

•
Income from operations declined $30.0 million, or 19.2 percent, resulting from lower gross profit, higher stock award amortization expense and expenses for initiatives to reduce overall costs and improve operational profitability, partially offset by Grakon and Pacific Insight sales.

Comparing the Industrial segment's Fiscal 2019 to Fiscal 2018,

•	Net sales increased 95.5 percent, or $101.0 million, attributable to:

•
a 219.8 percent sales improvement in North America as the result of seven and a half months of sales from Grakon of $84.4 million and increased radio remote control product volume, partially offset by lower busbar products volume;

•	a 25.6 percent sales increase in Asia attributable to higher busbar products volume and seven and a half months of sales from Grakon of $1.1 million, offset by the weaker Chinese renminbi; and

•
a 21.9 percent sales improvement in Europe due to seven and a half months of sales from Grakon of $4.8 million and higher radio remote control and busbar products volumes, partially offset with lower bypass switch product volume and a weaker euro.

•
Gross margins as a percentage of sales increased to 33.2 percent from 26.7 percent due to sales from Grakon and higher radio remote control and busbar product volume, partially offset by purchase accounting adjustments and net tariff expense.

•	Income from operations improved to $37.4 million from $13.0 million as result of higher gross profit and lower legal expense, partially offset by higher stock award amortization expense.

Comparing the Interface segment's Fiscal 2019 to Fiscal 2018,

•	Net sales decreased 21.2 percent, or $15.5 million, attributable to the delayed launch of a major appliance program and reduced legacy data solution products volume.

•	Gross margins as a percentage of sales declined to 13.5 percent from 19.5 percent due to lower sales volumes and an unfavorable sales mix, partially offset by a favorable currency impact.

•	Income from operations decreased $6.3 million, or 105.0 percent, as the result of lower gross profit.

Comparing the Medical segment's Fiscal 2019 to Fiscal 2018,

•	Net sales increased $0.8 million to $1.1 million due primarily to an expanded customer base.

•	Loss from operations decreased $2.8 million to $8.6 million.

Fiscal 2020 Guidance
For Fiscal 2020, Methode anticipates sales in the range of $1.130 billion to $1.170 billion, pre-tax income in the range of $150.3 million to $164.3 million and earnings per share in the range of $3.25 to $3.55.

Fiscal 2020 guidance considers:

•	the timing of the launch of a significant amount of previously announced Automotive new business and a laundry program in the Interface segment at anticipated volumes;

•	the anticipated impact of tariffs on imported Chinese goods at 25 percent and the net costs associated with mitigating those tariffs; and

•	twelve months of Grakon results, as compared to seven and a half months of Grakon results in Fiscal 2019.

The guidance ranges for Fiscal 2020 are based upon management's expectations regarding a variety of factors and involve a number of risks and uncertainties, including, but not limited to, the following:

•	sales volumes and timing thereof for certain makes and models of pickup trucks, sports utility vehicles and passenger cars;

•	class 5 to 8 truck sales;

Methode Electronics, Inc. Reports Fiscal 2019 Fourth-Quarter Financial Results

•	ability to fully realize benefits of Fiscal 2019 initiatives to reduce overall costs and improve operational profitability;

•	ability to realize synergies from the Grakon acquisition;

•	no increases to existing tariffs or new tariffs on imported goods;

•	the price of commodities, particularly copper and resins;

•	the potential effect of legal fees related to the Hetronic lawsuit;

•	sales mix within the markets served;

•	currency exchange effect on the operations of businesses;

•	no significant supplier issues or manufacturing quality events;

•	no unusual or one-time items;

•	potential international government grants; and

•	an effective tax rate in the 18 to 21 percent range and no significant changes in tax credit movement, valuation allowances or enacted tax laws.

Management Comments
President and Chief Executive Officer Donald W. Duda said, “In Fiscal 2019 we made the largest acquisition in Methode's history, solidifying our Industrial segment, diversifying our revenues and providing opportunities to leverage our technologies across an expanded customer base and into new markets. Additionally, Dabir eclipsed the milestone of over one million dollars in revenue last year, and we anticipate revenues of three to five million dollars from this business in Fiscal 2020."

Mr. Duda concluded, "Actions we took in Fiscal 2019 to improve operational efficiency should drive margin expansion and increased cash flow generation in Fiscal 2020 despite significant headwinds that will continue to impact our Automotive segment through at least the first half of Fiscal 2020."

Non-GAAP Financial Measures
To supplement the Company's financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Methode uses Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Income from Operations, Adjusted Gross Profit, Adjusted Gross Margins as a Percentage of Sales, Adjusted Selling and Administrative Expenses, Adjusted Selling and Administrative Expenses as a Percentage of Sales, EBITDA, Adjusted EBITDA, and Free Cash Flow as non-GAAP measures. Reconciliation to the nearest GAAP measures of all non-GAAP measures included in this press release can be found at the end of this release. Methode's definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The Company believes that these non-GAAP measures are useful because they (i) provide both management and investors meaningful supplemental information regarding financial performance by excluding certain expenses that may not be indicative of recurring core business operating results, (ii) permit investors to view Methode's performance using the same tools that management uses to evaluate its past performance, reportable business segments and prospects for future performance and (iii) otherwise provide supplemental information that may be useful to investors in evaluating Methode.

Conference Call
The Company will conduct a conference call and Webcast to review financial and operational highlights led by its President and Chief Executive Officer, Donald W. Duda, and Chief Financial Officer, Ron Tsoumas, today at 10:00 a.m. Central time.

To participate in the conference call, please dial (877) 407-9210 (domestic) or (201) 689-8049 (international) at least five minutes prior to the start of the event. A simultaneous Webcast can be accessed

Methode Electronics, Inc. Reports Fiscal 2019 Fourth-Quarter Financial Results

through the Company’s Web site, www.methode.com, by selecting the Investor Relations page, and then clicking on the “Webcast” icon.

A replay of the conference call will be available shortly after the call through July 20, 2019, by dialing (877) 481-4010 and providing Conference ID number 49523. On the Internet, a replay will be available for 30 days through the Company’s Web site, www.methode.com, by selecting the Investor Relations page and then clicking on the “Webcast” icon.

About Methode Electronics, Inc.
Methode Electronics, Inc. (NYSE: MEI) is a global developer of custom engineered and application specific products and solutions with manufacturing, design and testing facilities in Belgium, Canada, China, Egypt, Germany, India, Italy, Lebanon, Malta, Mexico, the Netherlands, Singapore, Switzerland, the United Kingdom and the United States. We design, manufacture and market devices employing electrical, electronic, wireless, safety radio remote control, sensing and optical technologies to control and convey signals through sensors, interconnections and controls. Our business is managed on a segment basis, with those segments being Automotive, Industrial, Interface and Medical. Our components are in the primary end markets of the automobile, commercial vehicle, computer, information processing and networking equipment, voice and data communication systems, consumer electronics, appliances, aerospace vehicles and industrial equipment industries. Further information can be found on Methode's Web site www.methode.com.

Forward-Looking Statements
This press release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are subject to the safe harbor protection provided under the securities laws. Methode undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in Methode's expectations on a quarterly basis or otherwise. The forward-looking statements in this press release involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from our expectations are detailed in Methode's filings with the Securities and Exchange Commission, such as our annual and quarterly reports. Such factors may include, without limitation, the following: (1) dependence on a small number of large customers, including two large automotive customers; (2) dependence on the automotive, appliance, commercial vehicle, computer and communications industries; (3) international trade disputes resulting in tariffs: (4) changes in U.S. trade policy; (5) success of Pacific Insight, Procoplast and Grakon and/or our ability to implement and profit from new applications of the acquired technology; (6) ability to successfully benefit from acquisitions and divestitures; (7) customary risks related to conducting global operations; (8) significant adjustments to expense based on the probability of meeting certain performance levels in our long-term incentive plan; (9) recognition of goodwill impairment charges; (10) ability to keep pace with rapid technological changes; (11) ability to withstand business interruptions; (12) investment in programs prior to the recognition of revenue; (13) timing, quality and cost of new program launches; (14) ability to withstand price pressure, including pricing reductions; (15) currency fluctuations; (16) ability to successfully market and sell Dabir Surfaces products; (17) dependence on our supply chain; (18) dependence on the availability and price of materials; (19) income tax rate fluctuations; (20) fluctuations in our gross margins; (21) breach of our information technology systems; (22) ability to avoid design or manufacturing defects; (23) ability to compete effectively; (24) ability to protect our intellectual property; (25) debt levels and the effect on operations and liquidity; and (26) costs and expenses due to regulations regarding conflict minerals.

For Methode Electronics, Inc.

Methode Electronics, Inc. Reports Fiscal 2019 Fourth-Quarter Financial Results

Kristine Walczak
Vice President - Corporate Communications
708-457-4030
kwalczak@methode.com

METHODE ELECTRONICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
($ in millions, except per share data)

	Three Months Ended		Fiscal Year Ended
	April 27, 2019	April 28, 2018	April 27, 2019	April 28, 2018
Net Sales	$266.0	$249.0	$1,000.3	$908.3

Cost of Products Sold	195.4	187.1	734.5	668.7

Gross Profit	70.6	61.9	265.8	239.6

Selling and Administrative Expenses	32.6	32.4	142.9	115.7
Amortization of Intangibles	5.0	1.9	16.1	5.6

Income from Operations	33.0	27.6	106.8	118.3

Interest Expense, Net	3.3	0.6	8.3	0.9
Other Income, Net	(0.4)	(3.8)	(5.1)	(6.4)

Income before Income Taxes	30.1	30.8	103.6	123.8

Income Tax Expense (Benefit)	7.5	(6.0)	12.0	66.6

Net Income	$22.6	$36.8	$91.6	$57.2

Basic and Diluted Income per Share:
Basic	$0.61	$0.99	$2.45	$1.54
Diluted	$0.60	$0.98	$2.43	$1.52

Cash Dividends per Common Share	$0.11	$0.11	$0.44	$0.40

Weighted Average Number of Common Shares Outstanding:
Basic	37,422,607	37,301,398	37,405,298	37,281,630
Diluted	37,675,723	37,709,198	37,669,560	37,541,899

METHODE ELECTRONICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	April 27, 2019	April 28, 2018

ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$83.2	$246.1
Accounts Receivable, Less Allowance (2019 - $0.9 and 2018 - $0.5)	219.3	202.6
Inventories	116.7	84.1
Income Taxes Receivable	14.3	2.4
Prepaid Expenses and Other Current Assets	20.0	14.8
TOTAL CURRENT ASSETS	453.5	550.0
NON-CURRENT ASSETS
Property, Plant and Equipment, Net	191.9	162.2
Goodwill	233.3	59.2
Intangibles, Net	264.9	61.0
Deferred Tax Assets	34.3	42.3
Pre-production Costs	32.8	20.5
Other Long-term Assets	21.0	20.7
TOTAL NON-CURRENT ASSETS	778.2	365.9
TOTAL ASSETS	$1,231.7	$915.9

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$91.9	$89.5
Accrued Employee Liabilities	20.1	22.8
Other Accrued Expenses	33.9	21.6
Short-term Debt	15.7	4.4
Income Tax Payable	19.3	18.7
TOTAL CURRENT LIABILITIES	180.9	157.0
LONG-TERM LIABILITIES
Long-term Debt	276.9	53.4
Long-term Income Taxes Payable	33.0	42.6
Other Long-term Liabilities	14.8	14.6
Deferred Tax Liabilities	36.4	18.3
TOTAL LONG-TERM LIABILITIES	361.1	128.9
TOTAL LIABILITIES	542.0	285.9
SHAREHOLDERS’ EQUITY
Common Stock, $0.50 par value, 100,000,000 shares authorized, 38,333,576 shares and 38,198,353 shares issued as of April 27, 2019 and April 28, 2018, respectively	19.2	19.1
Additional Paid-in Capital	150.4	136.5
Accumulated Other Comprehensive Income (Loss)	(13.6)	13.9
Treasury Stock, 1,346,624 shares as of April 27, 2019 and April 28, 2018	(11.5)	(11.5)
Retained Earnings	545.2	472.0
TOTAL SHAREHOLDERS' EQUITY	689.7	630.0
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,231.7	$915.9

METHODE ELECTRONICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
($ in millions)

	Fiscal Year Ended
	April 27, 2019	April 28, 2018
OPERATING ACTIVITIES:
Net Income	$91.6	$57.2
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Change in Cash Surrender Value of Life Insurance	(0.6)	(0.8)
Amortization of Debt Issuance Costs	0.5	—
Gain on Sale of Fixed Assets	(0.4)	—
Gain on Sale of Licensing Agreement	—	(1.6)
Depreciation	27.2	22.5
Amortization of Intangible Assets	16.1	5.6
Stock-based Compensation Expense	14.0	4.0
Provision for Bad Debt	0.2	—
Change in Deferred Income Taxes	(4.4)	(12.7)
Changes in Operating Assets and Liabilities, net of Acquisitions:
Accounts Receivable	1.5	2.8
Inventories	(3.9)	(7.2)
Prepaid Expenses and Other Assets	(16.7)	8.2
Accounts Payable and Other Accrued Expenses	(23.1)	39.8
NET CASH PROVIDED BY OPERATING ACTIVITIES	102.0	117.8

INVESTING ACTIVITIES:
Purchases of Property, Plant and Equipment	(49.8)	(47.7)
Acquisition of Businesses	(422.1)	(130.9)
Acquisition of Technology Licenses	—	(0.7)
Sale of Business/Investment/Property	1.1	0.3
NET CASH USED IN INVESTING ACTIVITIES	(470.8)	(179.0)

FINANCING ACTIVITIES:
Taxes Paid Related to Net Share Settlement of Equity Awards	(1.7)	(0.3)
Debt Issuance Costs	(3.1)	—
Proceeds from Exercise of Stock Options	—	0.3
Cash Dividends	(16.3)	(14.7)
Proceeds from Borrowings	359.0	81.4
Repayment of Borrowings	(120.5)	(79.4)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	217.4	(12.7)
Effect of Foreign Currency Exchange Rate Changes on Cash	(11.5)	26.0
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(162.9)	(47.9)
Cash and Cash Equivalents at Beginning of Year	246.1	294.0
CASH AND CASH EQUIVALENTS AT END OF YEAR	$83.2	$246.1

METHODE ELECTRONICS, INC. AND SUBSIDIARIES
(Unaudited)
($ in millions, except per share data)

Reconciliation of Non-GAAP Financial Measures for the Three Months Ended April 27, 2019

			Acquisition-Related Costs
	U.S. GAAP (As Reported)	Expense for Initiatives to Reduce Overall Costs and Improve Operational Profitability	Purchase Accounting Adjustments Related to Inventory	Severance	Other	Long-term Incentive Plan Accrual Adjustment due to change in Fiscal 2020 EBITDA estimate	Transition tax and the impact of revaluing deferred taxes due to the change in the federal tax rate from U.S. Tax Reform	Non-U.S. GAAP Financial Measures
Gross Profit	$70.6	$0.1	$—	$—	$—	$—	$—	$70.7
Gross Margin (% of sales)	26.5%	0.5%	—%	—%	—%	—%	—%	27.0%
Selling and Administrative Expenses	$32.6	$(0.9)	$—	$—	$(0.1)	$—	$—	$31.6
Selling and Administrative Expenses (% of sales)	12.3%	(0.5)%	—%	—%	(0.3)%	—%	—%	11.5%
Income from Operations	$33.0	$1.0	$—	$—	$0.1	$—	$—	$34.1
Net Income	$22.6	$0.8	$—	$—	$0.1	$—	$—	$23.5
Diluted Earnings per Share	$0.60	$0.02	$—	$—	$—	$—	$—	$0.62
Reconciliation of Non-GAAP Financial Measures for the Three Months Ended April 28, 2018

			Acquisition-Related Costs
	U.S. GAAP (As Reported)	Expense for Initiatives to Reduce Overall Costs and Improve Operational Profitability	Purchase Accounting Adjustments Related to Inventory	Severance	Other	Long-term Incentive Plan Accrual Adjustment due to change in Fiscal 2020 EBITDA estimate	Transition tax and the impact of revaluing deferred taxes due to the change in the federal tax rate from U.S. Tax Reform	Non-U.S. GAAP Financial Measures
Gross Profit	$61.9	$—	$—	$—	$—	$—	$—	$61.9
Gross Margin (% of sales)	24.9%	—%	—%	—%	—%	—%	—%	24.9%
Selling and Administrative Expenses	$32.4	$—	$—	$—	$—	$—	$—	$32.4
Selling and Administrative Expenses (% of sales)	13.0%	—%	—%	—%	—%	—%	—%	13.0%
Income from Operations	$27.6	$—	$—	$—	$—	$—	$—	$27.6
Net Income	$36.8	$—	$—	$—	$—	$—	$(3.1)	$33.7
Diluted Earnings per Share	$0.98	$—	$—	$—	$—	$—	$(0.08)	$0.90

Reconciliation of Non-GAAP Financial Measures for the Fiscal Year Ended April 27, 2019

			Acquisition-Related Costs
	U.S. GAAP (As Reported)	Expense for Initiatives to Reduce Overall Costs and Improve Operational Profitability	Purchase Accounting Adjustments Related to Inventory	Severance	Other	Long-term Incentive Plan Accrual Adjustment due to change in Fiscal 2020 EBITDA estimate	Transition tax and the impact of revaluing deferred taxes due to the change in the federal tax rate from U.S. Tax Reform	Non-U.S. GAAP Financial Measures
Gross Profit	$265.8	$2.8	$5.6	$—	$—	$—	$—	$274.2
Gross Margin (% of sales)	26.6%	0.3%	0.6%	—%	—%	—%	—%	27.5%
Selling and Administrative Expenses	$142.9	$(4.1)	$—	$(1.5)	$(8.3)	$(7.4)	$—	$121.6
Selling and Administrative Expenses (% of sales)	14.3%	(0.4)%	—%	(0.1)%	(0.8)%	(0.7)%	—%	12.3%
Income from Operations	$106.8	$6.9	$5.6	$1.5	$8.3	$7.4	$—	$136.5
Net Income	$91.6	$5.7	$4.7	$1.2	$6.9	$6.2	$(4.8)	$111.5
Diluted Earnings per Share	$2.43	$0.15	$0.13	$0.03	$0.18	$0.17	$(0.13)	$2.96
Reconciliation of Non-GAAP Financial Measures for the Fiscal Year Ended April 28, 2018

			Acquisition-Related Costs
	U.S. GAAP (As Reported)	Expense for Initiatives to Reduce Overall Costs and Improve Operational Profitability	Purchase Accounting Adjustments Related to Inventory	Severance	Other	Long-term Incentive Plan Accrual Adjustment due to change in Fiscal 2020 EBITDA estimate	Transition tax and the impact of revaluing deferred taxes due to the change in the federal tax rate from U.S. Tax Reform	Non-U.S. GAAP Financial Measures
Gross Profit	$239.6	$—	$0.8	$—	$—	$—	$—	$240.4
Gross Margin (% of sales)	26.4%	—%	0.1%	—%	—%	—%	—%	26.5%
Selling and Administrative Expenses	$115.7	$—	$—	$—	$(6.0)	$6.0	$—	$115.7
Selling and Administrative Expenses (% of sales)	12.7%	—%	—%	—%	(0.7)%	0.7%	—%	12.7%
Income from Operations	$118.3	$—	$0.8	$—	$6.0	$(6.0)	$—	$119.1
Net Income	$57.2	$—	$0.7	$—	$5.0	$(5.0)	$53.7	$111.6
Diluted Earnings per Share	$1.52	$—	$0.02	$—	$0.13	$(0.13)	$1.43	$2.97

Reconciliation of EBITDA and Adjusted EBITDA to Net Income

	Three Months Ended		Fiscal Year Ended
	April 27, 2019	April 28, 2018	April 27, 2019	April 28, 2018
Net Income	$22.6	$36.8	$91.6	$57.2
Income Tax Expense (Benefit)	7.5	(6.0)	12.0	66.6
Interest Expense, Net	3.3	0.6	8.3	0.9
Amortization of Intangibles	5.0	1.9	16.1	5.6
Depreciation	7.7	6.2	27.2	22.5
EBITDA	46.1	39.5	155.2	152.8
Expense for Initiatives to Reduce Overall Costs and Improve Operational Profitability	1.0	—	6.9	—
Acquisition-related Costs - Purchase Accounting Adjustments Related to Inventory	—	—	5.6	0.8
Acquisition-related Costs - Severance	—	—	1.5	—
Acquisition-related Costs - Other	0.1	—	8.3	6.0
Long-term Incentive Plan Accrual Adjustment due to change in Fiscal 2020 EBITDA estimate	—	—	7.4	(6.0)
Adjusted EBITDA	$47.2	$39.5	$184.9	$153.6
Reconciliation of Free Cash Flow to Net Income

	Three Months Ended		Fiscal Year Ended
	April 27, 2019	April 28, 2018	April 27, 2019	April 28, 2018
Net Income	$22.6	$36.8	$91.6	$57.2
Amortization of Intangibles	5.0	1.9	16.1	5.6
Depreciation	7.7	6.2	27.2	22.5
Purchases of Property, Plant and Equipment	(12.8)	(13.0)	(49.8)	(47.7)
Free Cash Flow	$22.5	$31.9	$85.1	$37.6